Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-82366 on Form N-1A of our report dated November 21, 2025, relating to the financial statements and financial highlights of MML Barings Short-Duration Bond Fund (formerly known as “MassMutual Short-Duration Bond Fund”), MML Barings Inflation-Protected and Income Fund (formerly known as “MassMutual Inflation-Protected and Income Fund”), MML Barings Core Bond Fund (formerly known as “MassMutual Core Bond Fund”), MML Barings Diversified Bond Fund (formerly known as “MassMutual Diversified Bond Fund”), MML Barings High Yield Fund (formerly kno wn as “MassMutual High Yield Fund”), MassMutual Small Cap Opportunities Fund, and MassMutual Global Fund, each a series of MassMutual Premier Funds, appearing in the Form N-CSR of MassMutual Premier Funds for the year ended September 30, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 29, 2026